Exhibit 10.4

JCAP TOPCO LLC

2018 UNDERLYING UNITS PLAN

ARTICLE I

ESTABLISHMENT, DEFINITIONS AND PURPOSE

1.1            Establishment. JCAP Topco LLC, a Delaware limited liability company (the “Company”), is establishing this JCAP Topco LLC 2018 Underlying Units Plan effective as of March 23, 2018 (as amended and restated, the “Plan”).

1.2            Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in that certain the Second Amended and Restated Limited Liability Company Agreement of the Company, effective as of August 31, 2018, as may be amended from time to time, or any successor agreement thereto (the “Company Agreement”).

1.3            Purpose. The Plan is intended to promote the long-term growth and profitability of the Company by providing service providers who are or will be involved in the Company’s growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company. Under the Plan, the Board may, in its sole discretion, grant awards (each, an “Award”) of up to four tranches of Class B Units representing limited liability company interests in the Company (“Underlying Units”) to Management Invest, LLC (the  “Recipient”)  in exchange for certain management services to or for the benefit of the Company and/or its Subsidiaries.

ARTICLE II

AWARDS

2.1            Awards. Subject to the terms and conditions of this Plan and the Company Agreement, the Company shall be authorized to issue Underlying Units to the Recipient pursuant to Section 3.1, for such amounts as the Board shall determine in its sole discretion.

ARTICLE III

ADMINISTRATION

3.1            Administration. The Board of Managers of the Company (or a subcommittee thereof appointed to administer the Plan, which shall be treated as the “Board” for purposes of the Plan) shall, subject to the provisions of this Plan and the Company Agreement, have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, but not limited to the full power and authority to (a) interpret the terms of the Plan, the terms of any Awards made under the Plan, and the rules and procedures established by the Board governing any such Awards, (b) determine the rights of the Recipient under the Plan, or the meaning of requirements imposed by the terms of the Plan or an Award, or any rule or procedure established by the Board, (c) establish any vesting or other terms and conditions applicable to an Award, (d) impose such limitations, restrictions and conditions upon, or in connection with, such Awards as it shall deem appropriate, (e) adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (f) correct any defect or omission or reconcile any inconsistency in the Plan and (g) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan and Awards, subject to the Company Agreement and such limitations as may be imposed by the Code or other applicable law. Each action of the Board (including each interpretation or other determination of the Board) with respect to the Plan or any Awards made under the Plan shall be final, binding and conclusive on all persons.

ARTICLE IV

ELIGIBILITY AND AWARD AGREEMENTS

4.1            Award Agreement. Awards granted under the Plan shall be evidenced by a JCAP Topco LLC Underlying Unit Grant Agreement executed by the Company and the Recipient (the “Award Agreement”), in substantially the form attached hereto as Exhibit A.

ARTICLE V

GENERAL PROVISIONS

5.1            Nature of Awards. Each Underlying Unit will be treated as a separate Profits Interest. The Underlying Units issued under this Plan shall have a Distribution Threshold sufficient in the determination of the Board to cause such Underlying Units to be properly treated as “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 (such interest, a “Profits Interest”); provided, however, that in no event shall the Board, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to the Recipient if the Underlying Units are not treated as Profits Interests for U.S. federal income tax purposes. Notwithstanding anything to the contrary, distributions to the Recipient pursuant to Article VIII or Section 8.1 of the Company Agreement shall be limited to the extent necessary so that the Profits Interest of the Recipient qualifies as a “profits interest” under Rev. Proc. 93-27, and the Plan, Award and Company Agreement shall be interpreted accordingly. In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat the Recipient as the owner of the Underlying Units underlying such Award from the date the Award is granted, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to the Recipient allocating to the Recipient its distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were fully vested. The Recipient agrees to take into account such distributive share in computing its federal income tax liability for the entire period during which it holds the Award and/or Underlying Units. The undertakings contained in this Section 5.1 shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. The provisions of this Section 5.1 shall apply regardless of whether or not the Recipient files an election pursuant to Section 83(b) of the Code.

5.2            Amendment; Termination. The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that such modification, amendment, suspension or termination shall not, without the Recipient’s consent, adversely affect the rights in any material respect of a previously-made Award.

5.3            Governing Law. This Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Plan or any Award Agreement or the negotiation, execution or performance of this Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

5.4            Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to the Recipient and is intended to qualify for an exemption from the registration requirements under the Securities Act and any other applicable state securities laws (the “Exemption”); provided, however, that the Company makes no representation or warranty that the Exemption applies to the Awards, and in no event shall the Board, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to the Recipient (other than to effect rescission or similar rights that may arise under applicable securities laws) for any failure to comply with such Exemption. The Company may impose any restrictions or terms on any Awards or Underlying Units granted pursuant to Awards and require the Recipient to make such representations, as the Company determines to be necessary to comply with the Exemption.

5.5            Section 409A Compliance. It is the intention of the Company and the Board that Awards granted under the Plan not be subject to the provisions of Section 409A of the Code. To the extent an Award granted under the Plan is determined to be subject to the provisions of Section 409A of the Code, it is intended that the terms of the Company Agreement, the Plan and the Award Agreement applicable to such Award comply with Section 409A and they shall be interpreted in a manner consistent with such intent. Notwithstanding the foregoing, the Company makes no representation or warranty that the Awards will not be subject to (or will comply with) Section 409A of the Code, and in no event shall the Board, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to the Recipient for any failure to comply with Section 409A or an applicable exemption thereunder.

5.6            No Guarantees Regarding Tax Treatment; No Tax Minimization Obligation. Neither the Board nor the Company make any guarantees to any person regarding the tax treatment of any Award or payments made with respect to any Award. Neither the Board nor the Company have any duty or obligation to minimize the tax consequences of any Award, including, without limitation, tax consequences that may result from changes to applicable law and none of the Board, the Company, any subsidiaries or affiliates of the Company, or any of their employees or representatives shall have any liability to any person with respect to such tax consequences.

5.7            Withholding. The Recipient may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payment due under any Award, the amount (in cash or, at the election of the Company, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of such payment and to take such other action as may be necessary in the opinion of the Board, or such committee that may be appointed by and in the discretion of the Board, to satisfy all obligations for the payment of withholding taxes.

5.8            Conflict between the Plan and the Company Agreement. The Plan is subject to the Company Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the Company Agreement, the applicable term and provision of the Company Agreement will govern and prevail.

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